UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 1, 2013, The Chefs’ Warehouse Pastry Division Canada ULC (“Pastry”), a British Columbia unlimited liability company and indirectly wholly-owned subsidiary of The Chefs’ Warehouse, Inc. (the “Company”), a Delaware corporation, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the shareholders set forth on the signature pages to the Purchase Agreement (the “Shareholders”), Fulcrum Capital Partners, Inc., a Canadian corporation (“Fulcrum”), solely for purposes of Sections 5.1 and 5.3 and Article VIII of the Purchase Agreement, and in its capacity as the Shareholders’ Representative, pursuant to which Pastry acquired (the “Acquisition”) all of the issued and outstanding equity interests of Qzina Specialty Foods North America Inc., a British Columbia corporation (“Qzina”), for approximately $32.7 million in cash, which is subject to a post-closing working capital adjustment as described in the Purchase Agreement (collectively, the “Purchase Price”). The Purchase Price was financed with borrowings under the Company’s current revolving credit facility. Certain of the key terms of the Purchase Agreement are summarized below.

The Purchase Agreement contains customary representations and warranties and covenants from Pastry and the Shareholders, including representations and warranties about Qzina’s and its subsidiaries’ business, assets, operations, and liabilities. Pursuant to the Purchase Agreement, Pastry and the Shareholders are, subject to certain temporal and financial limitations, obligated to indemnify each other for, among other things, losses resulting from breaches or misrepresentations under the Purchase Agreement and failure to perform covenants contained in the Purchase Agreement. Pastry deposited approximately $4.0 million of the Purchase Price into an escrow account to satisfy claims made by Pastry under the terms of the Purchase Agreement. The amount deposited in the escrow account not then subject to pending indemnification claims of Pastry or previously released from the escrow account will be released to the Shareholders’ Representative, for further distribution to the Shareholders, eighteen (18) months following the closing.

In connection with the Acquisition, certain of the Shareholders and Fulcrum have agreed not to compete with the Business (as defined in the Purchase Agreement) in various geographic locations for varying periods of time. Certain of the Shareholders and Fulcrum have also agreed not to solicit the customers of Qzina or its subsidiaries without Pastry’s prior written consent or the employees of Pastry or its affiliates (including former employees of Qzina or its subsidiaries) for varying periods of time.

The foregoing description of the Purchase Agreement entered into in connection with the Acquisition does not purport to be a complete description of the parties’ rights and obligations under the Purchase Agreement. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement filed herewith as Exhibit 2.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 is incorporated into this Item 2.01 by reference.

Item 7.01.	Regulation FD Disclosure

A copy of the press release issued by the Company announcing the closing of the Acquisition is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed or furnished, as applicable, herewith to this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of May 1, 2013, among The Chefs’ Warehouse Pastry Division Canada ULC, the shareholders set forth on the signature pages thereto, Fulcrum Capital Partners, Inc. (solely for purposes of Sections 5.1 and 5.3 and Article VIII) and the Shareholders’ Representative (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release dated May 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel and Corporate Secretary

Date: May 1, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of May 1, 2013, among The Chefs’ Warehouse Pastry Division Canada ULC, the shareholders set forth on the signature pages thereto, Fulcrum Capital Partners, Inc. (solely for purposes of Sections 5.1 and 5.3 and Article VIII) and the Shareholders’ Representative (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be provided supplementally to the Securities and Exchange Commission upon request).

99.1	Press Release dated May 1, 2013.